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Exhibit 21.1

SUBSIDIARIES OF COMPANY

        Diamond Animal Health, Inc., an Iowa corporation

        Heska Holding AG, a corporation incorporated under the laws of Switzerland

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SUBSIDIARIES OF COMPANY